Exhibit 5

Dykema Gossett PLLC 2723 South State Street Suite 400 Ann Arbor, Michigan 48104 www.dykema.com Tel: (734) 214-7660 Fax: (734) 214-7696
June 17, 2009
Aastrom Biosciences, Inc.
Domino’s Farms, Lobby L
24 Frank Lloyd Wright Drive
Ann Arbor, MI 48105
Re: Aastrom Biosciences, Inc. Registration Statement on Form S-1
Gentlemen:
     As special counsel to Aastrom Biosciences, Inc., a Michigan corporation (the “Company”), we are rendering this opinion in connection with the filing with the Securities and Exchange Commission (the “Commission”) of the Company’s registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering of up to 39,872,634 shares of the Company’s Common Stock (the “Shares”) by Fusion Capital Fund II, LLC, the selling shareholder named in the Registration Statement (the “Selling Shareholder”). Of the total Shares covered by the Registration Statement, (i) 1,452,238 Shares (the “Initial Commitment Shares”) have been issued to the Selling Shareholder pursuant to a Common Stock Purchase Agreement dated June 12, 2009 between the Company and the Selling Shareholder (the “Purchase Agreement”) and (ii) 38,420,396 Shares (the “Additional Shares”) may be issued from time to time pursuant to the Purchase Agreement. The Shares may be resold by the Selling Shareholder in the manner described in the Registration Statement.
     In rendering our opinion, we have examined the Registration Statement, the Purchase Agreement, the originals or copies, certified or otherwise identified to our satisfaction, of the Restated Articles of Incorporation and the Bylaws of the Company as amended to date, resolutions of the Company’s Board of Directors and such other documents and corporate records relating to the Company and the issuance and sale of the Shares as we have deemed appropriate.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the conformity to original documents of all photostatic and facsimile copies submitted to us, and the due execution and delivery of all documents by any party where due execution and delivery are a prerequisite to the effectiveness thereof. We have assumed that the Purchase Agreement is enforceable in accordance with its terms. As to any facts material to the opinion expressed herein that were not independently established or verified,
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Aastrom Biosciences, Inc.
June 17, 2009

we have relied upon statements and representations of officers and other representatives of the Company. We have assumed that payment and delivery of the Shares is made in accordance with the terms set forth in the Purchase Agreement and other agreements and documents relating to the issuance and sale of the Shares and that the terms set forth in such agreements and other documents are in accordance with the resolutions of the Company’s Board of Directors approving the issuance and sale of the Shares. In addition, we have assumed that the certificates representing the Shares will be duly executed and delivered.
     On the basis of the foregoing, we are of the opinion that (i) the Initial Commitment Shares are validly issued, fully paid and non-assessable; and (ii) the Additional Shares, when issued against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid, and non-assessable.
     The opinion expressed herein is based exclusively on the applicable provisions of the Michigan Business Corporation Act as in effect on the date hereof.
     We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Sincerely yours,
/s/ Dykema Gossett pllc
DykemaGossett pllc
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